Exhibit 99.1

Information current as of February 18, 2016 First Quarter F2016 Financial Results

Safe Harbor

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a safe harbor for forward-looking statements. Forward-looking statements are based on management's current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as "expect," "project," "forecast," "outlook," "estimate," "anticipate," "believe," "could," "may," "will," "plan to," "intend," "should" and similar words or expressions.

These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operating in foreign markets, including achievement of profitable growth in developing markets; impact of fluctuations in foreign currency exchange rates on our financial results; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; possible interruption, failure or compromise of the information systems we use to operate our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; civil unrest and the outbreak of war and other significant national and international events; and other factors set forth in the risk factors section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

We caution investors not to place undue reliance on any such forward-looking statements, which speak only as of the date on which such statements were made. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

Additional Information:

More about Valspar and copies of recent SEC filings can be found at:
www.valspar.com

Investor Contact:

Bill Seymour, VP Finance and Investor Relations
william.seymour@valspar.com
612-656-1328

February 18, 2016

2

1Q:F16 Highlights 1Q:F16 results consistent with expectations 1 • Reported diluted EPS of $0.65 (adjusted diluted EPS of $0.66) • Fiscal 2016 annual guidance reaffirmed • Net sales declined 13% (includes a negative 6% impact from F/X translation) • Total volumes declined 8%, driven by the change at Lowe’s and difficult comparisons to exceptional performance in the prior year • Coatings segment adjusted EBIT margin improved 270 bps to 17.8% • Announced new Cabot ® stain program at Lowe’s stores • Acquired ISVA Vernici , a European coil coatings manufacturer (in fiscal Q2 2016) 1 Fiscal 1Q 2016 highlights include “non - GAAP” financial measures. Please see “Non - GAAP Financial Measures” and the related reconciliations on slides 8, 9 and 10. 3 February 18, 2016

Historical Volume Trends (excluding acquisitions) 4 7% - 3% - 2% - 5% - 10% 10% 3% 1% - 3% - 3% 5% - 12% - 7% - 7% - 24% 1Q:15 2Q:15 3Q:15 4Q:15 1Q:16 Volume Growth vs. Prior Year Total Valspar Coatings Segment Paints Segment February 18, 2016

Total Company Financial Summary 1Q:F16 as Adjusted 1 5 $ million, except for EPS and share count 1Q:F16 1Q:F15 Δ Sales 885.8 1,014.7 (128.9) Growth (12.7%) Gross Profit 319.1 338.1 (19.1) Gross margin (%) 36.0% 33.3% +270 bps EBIT 94.0 116.9 (22.9) EBIT margin (%) 10.6% 11.5% (90 bps) EBITDA 116.4 139.4 (23) EBITDA margin (%) 13.1% 13.7% (60 bps) Tax Rate 25.9% 29.5% Avg. shares, diluted, millions 80.61 83.87 (3.26) EPS diluted, per share $0.66 $0.85 (0.19) Numbers subject to rounding (may not add ). Parenthesis indicates a decline. 1 Includes non - GAAP measures. Please see “Non - GAAP Financial Measures” and the related reconciliations on slides 8, 9 and 10. Consolidated Sales comparison 1Q:F16 vs. 1Q:F15 Volume Price/Mix FX Acquis./Divest Total Sales (10%) - (6%) +3% (13%) February 18, 2016

Coatings Segment Financial Summary
1Q:F16 as Adjusted[1]

valspar

$ million	1Q:F16	1Q:F15	Δ
Sales	**543.6**	**603.1**	**(59.5)**
Growth	(9.9%)		
Growth ex-FX	(3.4%)		
EBIT	**96.8**	**91.0**	**+5.8**
EBIT margin (%)	17.8%	15.1%	+270 bps

Coatings Sales comparison 1Q:F16 vs. 1Q:F15

Vol.	Price/ Mix	FX	Acq.	Total Sales
(3%)	-	(6%)	-	(10%)

- Coil: new business wins in North America, Latin America, and Europe. Acquisition of ISVA Vernici in February 2016.
- Packaging: strong volume growth in Asia and Latin America. Continued growth in non-BPA in North America and Europe.
- Adjusted EBIT margin increased 270 bps primarily due to productivity initiatives and cost/price.

Product Line Performance 1Q:F16 vs. 1Q:F15

	Volume	Sales (ex-FX)
Packaging	LSD	(LSD)
General Industrial	(MSD)	(MSD)
Coil	MSD	MSD
Wood	(HSD)	(HSD)

Numbers subject to rounding (may not add). Parenthesis indicates a decline.

[1] Includes non-GAAP measures. Please see "Non-GAAP Financial Measures" and the related reconciliations on slides 8, 9 and 10.

Legend: LSD – low single digit % yoy change
MSD – mid single digit % yoy change
HSD – high single digit % yoy change
DD – double digit % yoy change

February 18, 2016 6

Paints Segment Financial Summary
1Q:F16 as Adjusted[1]

valspar

$ million	1Q:F16	1Q:F15	Δ
Sales	**291.1**	**362.5**	**(71.4)**
Growth	(19.7%)		
Growth ex-FX	(14.9%)		
EBIT	**4.5**	**28.5**	**(24.0)**
EBIT margin (%)	1.5%	7.9%	(640 bps)

- North America: volumes negatively affected by the change at Lowe's and temporary actions taken by customers to lower inventory. High single digit "sell-through" across all channels.
- Asia and Australia: volume decline driven by comparisons to strong performance in1Q:F15.
- Adjusted EBIT margin down (640 bps) on lower sales and the impact of currency translation.

Paints Sales comparison 1Q:F16 vs. 1Q:F15

Vol.	Price/ Mix	FX	Acq.	Total Sales
(24%)	-	(5%)	+9%	(20%)

Note: Paints segment includes Auto Refinish business

Product Line Performance 1Q:F16 vs. 1Q:F15

	Volume[2]	Sales, (ex-FX)[2]
North America	(DD)	(DD)
Asia	(DD)	(DD)
Australia	(DD)	(MSD)

[2]Volume and Sales include Quest acquisition.

Legend: LSD – low single digit % yoy change
MSD – mid single digit % yoy change
HSD – high single digit % yoy change
DD – double digit % yoy change

Numbers subject to rounding (may not add). Parenthesis indicates a decline.

[1] Includes non-GAAP measures. Please see "Non-GAAP Financial Measures" and the related reconciliations on slides 8, 9 and 10.

February 18, 2016

7

Non - GAAP Financial Measures 8 The following information provides reconciliations of non - GAAP financial measures from operations, which are presented in this presentation and may be discussed on the earnings conference call today, to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U . S . (“GAAP”) . The company has provided non - GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP . The company uses these non - GAAP measures internally to evaluate our performance and in making financial and operational decisions . The company believes that these measures are useful to an investor for period - to - period comparisons of our operating results . Such non - GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented . The non - GAAP financial measures may differ from similar measures used by other companies . The following tables reconcile gross profit, operating expense, net income, net income per common share - diluted, diluted earnings per share (EPS) guidance (GAAP financial measures) and earnings before interest and taxes (EBIT) for the periods presented to adjusted gross profit, adjusted operating expense, adjusted net income and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA), adjusted net income per common share – diluted, adjusted diluted earnings per share (EPS) guidance and adjusted earnings before interest and taxes (EBIT) (non - GAAP financial measures) for the periods presented . February 18, 2016

Reconciliation of non-GAAP Financial Measures

valspar

	Three Months Ended January 29, 2016		Three Months Ended January 30, 2015	
	Dollars	% of Net Sales	Dollars	% of Net Sales
Coatings Segment				
EBIT	$ 96,547	17.8%	$ 135,609	22.5%
Restructuring Charges - Cost of Sales	70	0.0%	2,390	0.4%
Restructuring Charges - Operating Expense	121	0.0%	963	0.2%
Acquisition-related Charges - Operating Expense	14	0.0%	—	0.0%
Gain on Sale of Certain Assets	—	0.0%	(48,001)	(8.0%)
Adjusted EBIT[1]	$ 96,752	17.8%	$ 90,961	15.1%
Paints Segment				
EBIT	$ 3,819	1.3%	$ 25,329	7.0%
Restructuring Charges - Cost of Sales	365	0.1%	2,459	0.7%
Restructuring Charges - Operating Expense	313	0.1%	731	0.2%
Adjusted EBIT[1]	$ 4,497	1.5%	$ 28,519	7.9%
Other and Administrative				
EBIT	$ (7,273)	(14.2%)	$ (2,617)	(5.3%)
Restructuring Charges - Cost of Sales	—	0.0%	—	0.0%
Restructuring Charges - Operating Expense	—	0.0%	—	0.0%
Adjusted EBIT[1]	$ (7,273)	(14.2%)	$ (2,617)	(5.3%)
Total				
Gross Profit	$ 318,627	36.0%	$ 333,292	32.8%
Restructuring Charges - Cost of Sales	435	0.0%	4,849	0.5%
Adjusted Gross Profit[1]	$ 319,062	36.0%	$ 338,141	33.3%
Operating Expenses	$ 224,919	25.4%	$ 223,937	22.1%
Restructuring Charges - Operating Expense	(434)	(0.0%)	(1,694)	(0.2%)
Acquisition-related Charges - Operating Expense	(14)	(0.0%)	—	0.0%
Adjusted Operating Expenses[1]	$ 224,471	25.3%	$ 222,243	21.9%
EBIT	$ 93,093	10.5%	$ 158,321	15.6%
Restructuring Charges - Total	869	0.1%	6,543	0.6%
Acquisition-related Charges - Total	14	0.0%	—	0.0%
Gain on Sale of Certain Assets - Total	—	0.0%	(48,001)	(4.7%)
Adjusted EBIT[1]	$ 93,976	10.6%	$ 116,863	11.5%
Net Income	$ 52,431		$ 103,974	
After Tax Restructuring Charges - Total	546		4,118	
After Tax Acquisition-related Charges - Total	14		—	
Gain on Sale of Certain Assets - Total	—		(37,216)	
Adjusted Net Income[1]	$ 52,991		$ 70,876	
Net Income per Common Share - diluted	$ 0.65		$ 1.24	
After Tax Restructuring Charges - Total	0.01		0.05	
After Tax Acquisition-related Charges - Total	0.00		—	
After Tax Gain on Sale of Certain Asses -Total	—		(0.44)	
Adjusted Net Income per Common Share - diluted[1]	$ 0.66		$ 0.85	

[1] The data in this schedule has been individually rounded and therefore may not sum.

February 18, 2016

9

Reconciliation of non - GAAP Financial Measures 10 February 18, 2016 January 29, January 30, 2016 2015 Reconciliation of Adjusted EBITDA Adjusted Net Income 52,991$ 70,876$ Adjusted Income Taxes 18,570 29,672 Interest Expense 22,415 16,315 Adjusted Depreciation and Amortization 2 22,450 22,511 Adjusted EBITDA 1 116,426$ 139,374 $ Reconciliation of Fiscal 2016 Annual Adjusted Diluted EPS Guidance Diluted EPS Guidance $4.70 - $4.85 After Tax Restructuring Charges 0.10 - 0.15 Adjusted Diluted EPS Guidance 1 $4.80 - $5.00 2 Adjusted depreciation excludes $571 and $1,390 of asset related restructuring charges in the first quarter of 2016 and 2015, respectively. Three Months Ended 1 The data in this schedule has been individually rounded and therefore may not sum.